UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 26, 2018 (December 18, 2018)

TECHCARE CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-55680

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

1140 Avenue of the Americas, New York, NY	10036
(Address of Registrant’s Office)	(ZIP Code)

Registrant’s Telephone Number, including area code: (646) 380-6645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2018, the board of directors of TechCare Corp. (the “Registrant”) and Mr. Doron Biran, chief executive officer of the Registrant and its wholly-owned Israeli subsidiary, Novomic Ltd., agreed that Mr. Biran would step down effective as of February 28, 2019. Mr. Biran will continue to perform his duties as chief executive officer until the end of February and during such time, will collaborate with the board of directors in order to facilitate a smooth transition process to the Registrant’s new leadership.

The board of directors of the Registrant resolved to appoint Mr. Zvi Yemini, the chairman of the board of directors of the Registrant, as the chief executive officer of the Registrant, instead of Mr. Doron Biran, effective as of March 1, 2019.

Zvi Yemini, 67, serves as the chairman of the board of directors of the Registrant since August 2016. Mr. Yemini served as the Registrant’s chief executive officer from October 2016 until August 2017, and from March 7, 2018 until July 2018. Mr. Yemini founded ZAG Industries Ltd., an Israeli-based company that designs, develops, manufactures and markets plastic consumer products, in 1987 and served as its Chief Executive Officer until 2000, and as its chairman until 2006. Mr. Yemini has over 25 years of industry experience in technology, manufacturing and marketing. In 2002, Mr. Yemini co-founded Hydro Industries Ltd., an Israeli based company engaged in the development and marketing of garden equipment powered by water. Mr. Yemini served as its chairman from 2002 to 2011. Since 2011, Mr. Yemini has also served as the chairman of Shenkar Design College, a public college in Ramat Gan, Israel that provides Israeli industrial companies with qualification and research and development services. Since 2002, Mr. Yemini has also served as the chairman of the Tel-Aviv Trade Fairs & Convention Center. Mr. Yemini holds a B.A in Industrial Engineering from the Technion Israel Institute of Technology and an Executive M.B.A. from Tel-Aviv University and a M.A. in Marketing from Baruch College in New York.

There are no family relationships between Mr. Zvi Yemini and any director or executive officer of the Registrant or its subsidiaries.

On December 18, 2018, the Registrant accepted the resignation of Mr. Nir Shemesh, the chief financial officer of the Registrant, effective as of December 31, 2018 Mr. Shemesh thanked the board of directors for the joint work and expressed his willingness to facilitate a smooth transition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechCare Corp.

By:	/s/ Doron Biran
Name:	Doron Biran
Title:	Chief Executive Officer

Date: December 26, 2018